Exhibit 99(a)

PPL CORPORATION AND SUBSIDIARIES
LONG-TERM DEBT SCHEDULE
(Unaudited)
(Millions of Dollars)

	Interest Rate	Maturity Date	December 31, 2020
PPL
U.S.
PPL Capital Funding
Senior Unsecured Notes
N/A [4]	0.846%	03/31/2022	$100
69352PAD5	4.200%	06/15/2022	400
69352PAE3	3.500%	12/01/2022	400
69352PAF0	3.400%	06/01/2023	600
69352PAK9	3.950%	03/15/2024	350
69352PAL7	3.100%	05/15/2026	650
69352PAQ6	4.125%	04/15/2030	1,000
69352PAH6	4.700%	06/01/2043	300
69352PAJ2	5.000%	03/15/2044	400
69352PAM5	4.000%	09/15/2047	500
Total Senior Unsecured Notes			4,700
Junior Subordinated Notes
69352PAC7 [1]	2.905%	03/30/2067	480
69352P202	5.900%	04/30/2073	450
Total Junior Subordinated Notes			930
Total PPL Capital Funding Long-term Debt			5,630
PPL Electric
Senior Secured Notes/First Mortgage Bonds			4,289
Total PPL Electric Long-term Debt			4,289
LKE
Senior Unsecured Notes			250
First Mortgage Bonds			4,666
Total LKE Long-term Debt [2]			4,916
Total U.S. Long-term Debt			14,835

	Interest Rate	Maturity Date	December 31, 2020
U.K.
Senior Unsecured Notes
USG7208UAA90	5.375%	05/01/2021	500
USG9796VAE32	7.375%	12/15/2028	202
XS1315962602	3.625%	11/06/2023	666
N/A	1.459%	06/07/2024	67
XS1893807120	3.500%	10/16/2026	466
XS0627333221	5.250%	01/17/2023	933
XS0568142482	6.250%	12/10/2040	333
XS2050806434	1.750%	09/09/2031	333
XS0979476602	3.875%	10/17/2024	533
XS0568142052	6.000%	05/09/2025	333
XS0627336321	5.750%	04/16/2032	1,066
XS0280014282	4.804%	12/21/2037	300
XS0496999219	5.750%	03/23/2040	266
XS2241245203	1.625%	10/07/2035	333
XS1718489898	2.375%	05/16/2029	333
XS0165510313	5.875%	03/25/2027	333
XS0496975110	5.750%	03/23/2040	266
Total Senior Unsecured Notes			7,263
Index-Linked Notes [3]
N/A4	0.285%	09/30/2030	150
XS0632038666	2.671%	06/01/2043	236
XS0974143439	1.676%	09/24/2052	165
XS1821535678	0.010%	05/16/2028	42
XS1797949267	0.010%	03/26/2036	43
XS1577901702	0.010%	03/14/2029	74
XS0277685987	1.541%	12/01/2053	206
XS0279320708	1.541%	12/01/2056	235
Total Index-Linked Notes			1,151
Total U.K. Long-term Debt			8,414
Total Long-term Debt Before Adjustments			23,249

Fair market value adjustments			8
Unamortized premium and (discount), net			2
Unamortized debt issuance costs			(132)
Total Long-term Debt			23,127
Less current portion of Long-term Debt			1,574
Total Long-term Debt, noncurrent			$21,553

	Interest Rate	Maturity Date	December 31, 2020
PPL Electric
Senior Secured Notes/First Mortgage Bonds
524808BW1 [5]	1.800%	02/15/2027	$108
524808BX9 [5]	1.800%	09/01/2029	116
70869MAD8	0.400%	10/01/2023	90
69351UAP8	3.000%	09/15/2021	400
69351UAQ6	2.500%	09/01/2022	250
69351UAX1 [1]	0.501%	09/28/2023	250
69351UAH6	6.450%	08/15/2037	250
69351UAM5	6.250%	05/15/2039	300
69351UAN3	5.200%	07/15/2041	250
69351UAR4	4.750%	07/15/2043	350
69351UAS2	4.125%	06/15/2044	300
69351UAV5	4.150%	06/15/2048	400
69351UAT0	4.150%	10/01/2045	350
69351UAU7	3.950%	06/01/2047	475
69351UAW3	3.000%	10/01/2049	400
Total Senior Secured Notes			4,289
Total Long-term Debt Before Adjustments			4,289

Unamortized discount			(23)
Unamortized debt issuance costs			(30)
Total Long-term Debt			4,236
Less current portion of Long-term Debt			400
Total Long-term Debt, noncurrent			$3,836

	Interest Rate	Maturity Date	December 31, 2020
LKE
Senior Unsecured Notes
50188FAE5	4.375%	10/01/2021	$250
Total Senior Unsecured Notes			250
LG&E
First Mortgage Bonds			2,024

KU
First Mortgage Bonds			2,642
Total Long-term Debt Before Adjustments			4,916

Unamortized premium			5
Unamortized discount			(13)
Unamortized debt issuance costs			(34)
Total Long-term Debt			4,874
Less current portion of Long-term Debt			674
Total Long-term Debt, noncurrent [2]			4,200

LG&E
First Mortgage Bonds
546676AU1	5.125%	11/15/2040	285
546676AV9	4.650%	11/15/2043	250
546676AW7	3.300%	10/01/2025	300
546676AX5	4.375%	10/01/2045	250
546676AY3	4.250%	04/01/2049	400
546749AN2 [5]	2.550%	11/01/2027	35
546749AP7 [5]	1.850%	10/01/2033	128
546749AR3 [5]	1.750%	02/01/2035	40
546749AS14	0.900%	09/01/2026	23
546751AK4 [5]	1.650%	06/01/2033	31
546751AL2 [5]	1.650%	06/01/2033	35
896221AD0	3.750%	06/01/2033	60
896224AX0 [5]	2.300%	09/01/2026	27
896224AZ5 [5]	2.550%	11/01/2027	35
896224BA9 [5]	1.300%	09/01/2044	125
Total Long-term Debt Before Adjustments			2,024

Unamortized discount			(4)
Unamortized debt issuance costs			(13)
Total Long-term Debt			2,007
Less current portion of Long-term Debt			292
Total Long-term Debt, noncurrent			1,715

KU
First Mortgage Bonds

	Interest Rate	Maturity Date	December 31, 2020
144838AA7 [6]	0.180%	02/01/2032	$21
144838AB5 [6]	0.180%	02/01/2032	3
144838AE9 [5]	1.550%	09/01/2042	96
14483RAQ0	3.375%	02/01/2026	18
14483RAR8 [5]	1.750%	10/01/2034	50
14483RAS6 [5]	1.200%	10/01/2034	54
14483RAT4 [5]	1.200%	02/01/2032	78
491674BG1/BF3	5.125%	11/01/2040	750
491674BJ5	4.650%	11/15/2043	250
491674BK2	3.300%	10/01/2025	250
491674BL0	4.375%	10/01/2045	550
491674BM8	3.300%	06/01/2050	500
587824AA1 [6]	0.180%	02/01/2032	7
587829AD4	1.300%	05/01/2023	13
62479PAA4 [6]	0.180%	02/01/2032	2
Total Long-term Debt Before Adjustments			2,642

Unamortized premium			5
Unamortized discount			(9)
Unamortized debt issuance costs			(20)
Total Long-term Debt			2,618
Less current portion of Long-term Debt			132
Total Long-term Debt, noncurrent			$2,486

(1)Securities are in a floating rate mode through maturity.
(2)Excludes $1,200 million of intercompany notes between LKE and an affiliate due 2026, 2028, and 2030.
(3)Principal amount of the notes are adjusted based on changes in a specified index, as detailed in the terms of the related indentures.
(4)No CUSIP - Facility loan.
(5)Securities are currently in a term rate mode. Securities may be put back to the company on a date prior to the stated maturity date.
(6)Securities have a floating rate of interest that periodically resets. Securities may be put back to the company on a date prior to the stated maturity date.